EXHIBIT 10.4

SUBORDINATION AND INTERCREDITOR AGREEMENT

                THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this 4th day of February, 2002, by and among U-C HOLDINGS, L.L.C., a Delaware limited liability company (“Holdings”), CTN MEDIA GROUP, INC., f/k/a College Television Network, Inc., a Delaware corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as “Lender” under the Senior Credit Agreement described below.

R E C I T A L S

                A.            The Borrower and Senior Lender (as hereinafter defined) have entered into a certain Amended and Restated Credit Agreement dated as of August 14, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lender has agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Borrower. All of the Borrower’s obligations to Senior Lender under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Borrower (the “Collateral”).

                B.            The Borrower’s board of directors has declared a dividend (the “Dividend”) in the aggregate principal amount of $110,000 on its outstanding Series A Convertible Preferred Stock, payment of which Dividend shall be satisfied by the issuance by Borrower of a subordinated promissory note to Holdings in the aggregate principal amount of $110,000 (the “Dividend Note”), which will then be transferred pursuant to and in accordance with the terms and provisions of that certain Termination and Purchase Agreement (the “Termination Agreement”), dated as of the date hereof, by and between Holdings, Borrower and Daniel D. Davenport (“Davenport”).

                C.            Concurrently herewith Borrower and Senior Lender are entering into, among other things, a certain Consent and Waiver (Dividend Note) of even date herewith (the “Consent”) whereby Senior Lender consents (i) to the issuance by Borrower of the Dividend Note and (ii) the assignment of the Dividend Note by Holdings to Davenport.

                D.           As an inducement to and as one of the conditions precedent to the agreement of Senior Lender to consummate the transactions contemplated by the Consent, Senior Lender has required the execution and delivery of this Agreement by Holdings and the Borrower in order to set forth the relative rights and priorities of Senior Lender and Subordinated Creditor (as hereinafter defined) under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

                NOW, THEREFORE, in order to induce Senior Lender to consummate the transactions contemplated by the Consent, in consideration of the premises set forth above (which are incorporated herein by this reference thereto as though fully set forth below), and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. The following terms shall have the following meanings in this Agreement:

                “Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

                “Distribution” means, with respect to any indebtedness, obligation or security,  (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

                “Dividend Note” shall have the meaning set forth in paragraph B of the Recitals.

                “Enforcement Action” shall mean (a) to take from or for the account of the Borrower or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Borrower or any such guarantor.

                “Family Group” shall mean Davenport’s spouse and descendants (whether or not adopted) and any trust solely for the benefit of Davenport, Davenport’s spouse and/or Davenport’s descendants.

                “Permitted Assignee” shall mean Daniel Davenport or any assignee permissible under Section 2.6 hereunder.

                “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

                “Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Senior Loan Documents and pursuant to which the Senior Debt under the Senior Loan Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

                                                                “Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owed to Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

                “Senior Debt Documents” shall mean the Senior Loan Documents and, after any refinancing of the Senior Debt under the Senior Loan Documents, the Refinancing Senior Debt Documents.

                                                                “Senior Default” shall mean any “Event of Default” under the Senior Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

                “Senior Lender” shall mean LaSalle Bank National Association, as Lender under the Senior Credit Agreement, or any successor or assign thereof.

                “Senior Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

                “Subordinated Creditor” shall mean Holdings or any Permitted Assignee.

                                                                “Subordinated Debt” shall mean all of the obligations of the Borrower to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

                                                                “Subordinated Debt Documents” shall mean the Dividend Note, the Termination Agreement, any other note or instrument now or hereafter issued pursuant to the Termination Agreement, any guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

                                                                “Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.

                                                                “Subordinated Debt Default Notice” shall mean a written notice from Subordinated Creditor or the Borrower to Senior Lender pursuant to which Senior Lender is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice expressly states that it is a “Subordinated Debt Default Notice” hereunder.

2.                                      Subordination.

                2.1          Subordination of Subordinated Debt to Senior Debt. The Borrower covenants and agrees, and each of Subordinated Creditor and any Permitted Assignee by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of the Subordinated Debt shall be subordinate and subject, to the extent and in the manner hereinafter set forth, to the payment of the Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

                2.2          Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Borrower:

                (a)           All Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt, except as expressly set forth in Section 2.3 hereof.

                (b)           Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof and other than as expressly permitted under Section 2.3 hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender. Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

                (c)           Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

                (d)           Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Lender in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Senior Lender shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Lender votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

                (e)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

                2.3          Subordinated Debt Payments.  Notwithstanding anything in this Agreement or the Senior Loan Documents to the contrary and subject to Section 2.2 above, Borrower shall be entitled to make regularly scheduled payments of principal and interest on the Dividend Note in accordance with the express terms thereof and Subordinated Creditor shall be entitled to reimbursement of reasonable attorney’s fees and court costs (if any) in accordance with the express terms of the Dividend Note.  Subject to Section 2.4 below, all other payments on the Subordinated Debt are hereby prohibited without the prior written consent of the Senior Lender.

2.4          Subordinated Debt Standstill Provisions.  Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, if an Event of Default (as defined in the Senior Credit Agreement) under the Senior Debt Documents has occurred and is continuing and the Senior Lender has accelerated the Senior Debt, and the Senior Lender shall have provided written notice to the Subordinated Creditor thereof, Subordinated Creditor shall not, without the prior written consent of Senior Lender, take any Enforcement Action with respect to the Subordinated Debt during the time that such Event of Default is continuing; provided that, Senior Lender hereby agrees that it shall not accelerate the Senior Debt solely for the purpose of preventing Subordinated Creditor from taking an Enforcement Action in accordance with the terms of this Agreement.  Notwithstanding the foregoing, Subordinated Creditor may file proofs of claim against the Borrower in any Proceeding involving the Borrower.  Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Senior Lender and promptly paid or delivered to Senior Lender in the form received until such time that such Event of Default has been cured or waived and is no longer continuing.  Notwithstanding the foregoing, until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Subordinated Creditor shall not file, join in the filing of, induce others to file, or cooperate in the filing of, an involuntary bankruptcy petition against the Borrower.

                2.5          Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

                2.6          Sale, Transfer or other Disposition of Subordinated Debt.

(a)  Other than (i) the assignment and transfer of the Dividend Note from Holdings to Davenport and (ii) any assignment or transfer of the Dividend Note by will, pursuant to the laws of descent and distribution, or to a member of Davenport’s Family Group, Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document.

(b)           Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.

                2.7          Legends. Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Dividend Note and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

                “This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of February 4, 2002 among U-C Holdings, L.L.C., a Delaware limited liability company (“Holdings”), CTN Media Group, Inc., f/k/a College Television Network, Inc., a Delaware corporation (the “Borrower”) and LaSalle Bank National Association (“Senior Lender”), to the indebtedness (including interest) owed by the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of August 14, 2001 among the Borrower and Senior Lender, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.             Modifications.

                3.1          Modifications to Senior Debt Documents.  Senior Lender may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

                3.2          Modifications to Subordinated Debt Documents.  Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents.

4.             Representations and Warranties.

                4.1          Representations and Warranties of Holdings.  Holdings hereby represents and warrants to Senior Lender that as of the date hereof: (a) Holdings is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Holdings has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Holdings will not violate or conflict with the organizational documents of Holdings, any material agreement binding upon Holdings or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (e) Holdings is the sole owner, beneficially (other than with respect to Davenport) and of record, of the Subordinated Debt Documents and the Subordinated Debt; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of the Borrower.

                4.2          Representations and Warranties of Senior Lender.  Senior Lender hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) Senior Lender is a national banking association; (b) Senior Lender has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Senior Lender will not violate or conflict with the organizational documents of Senior Lender, any material agreement binding upon Senior Lender or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Senior Lender, enforceable against Senior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

5.             Subordination of Distributions.  Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the Senior Lender for the benefit of the Senior Lender for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Senior Lender which otherwise would have been made to Subordinated Creditor is not, as between the Borrower and Subordinated Creditor, a payment by the Borrower to or on account of the Senior Debt.

6.             Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.             Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.             Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

                Notices shall be addressed as follows:

                                If to Holdings:

                                U-C Holdings, L.L.C.

                                227 West Monroe Street, Suite 4300

                                Chicago, IL  60606

                                Attention:  Avy H. Stein & Daniel M. Gill

                                Telecopy:  312-422-2424

                                With a copy to:

                                Kirkland & Ellis

                                200 E. Randolph Street

                                Chicago, IL  60601

                                Attention:  Margaret A. Gibson

                                Telecopy:   312-861-2200

                                If to Davenport:

                                Daniel D. Davenport

                                120 Lafayette Drive, #11

                                Atlanta, Georgia  30309

                                With a copy to:

                                D. Denby Davenport, Jr.

                                P.O.  Box 10267

                                Greenville, South Carolina  29603

                                Telecopy:  (864) 242-9271

                                If to the Borrower:

                                CTN Media Group, Inc.

                                3350 Peachtree Road, Suite 1500

                                Atlanta, Georgia  30326

                                Attention:   Neil H. Dickson

                                Telecopy:  404-256-9168

                                With a copy to:

                                Morris, Manning & Martin, L.L.P.

                                1600 Atlanta Financial Center

                                3343 Peachtree Road, N.E.

                                Atlanta, Georgia  30326

                                Attention:  Lauren Z. Burnham

                                Telecopy:  404-365-9532

                                If to Senior Lender:

                                LaSalle Bank National Association

                                135 South LaSalle Street

                                Chicago, Illinois 60603

                                Attention:              Charles Corbisiero

                                Telecopy:              (312) 904-4779

                                With a copy to:

                                Katten Muchin Zavis

                                525 West Monroe Street

                                Chicago, Illinois 60661

                                Attention:              René Ghadimi

                                Telecopy:              (312) 577-8797

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9.             Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lender, Subordinated Creditor and the Borrower.  To the extent permitted under the Senior Debt Documents, Senior Lender may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  Any Permitted Assignee of the Dividend Note (a) shall be entitled to rely upon and be the third party beneficiary of this Agreement and (b) shall be subject to the subordination provided under this Agreement, to the same extent as if such Permitted Assignee were initially a party hereto.

10.          Relative Rights.  This Agreement shall define the relative rights of Senior Lender and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Borrower and Senior Lender and as between the Borrower and Subordinated Creditor, the obligation of the Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Senior Lender or Subordinated Creditor with respect to any other creditors of the Borrower.

11.          Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12.          Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.          Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.          Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

16.          Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

17.          CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITOR AND THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF

ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR AND THE BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITOR AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR AND THE BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

18.          WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, THE COMPANY AND SENIOR LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, THE COMPANY AND SENIOR LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR, THE COMPANY AND SENIOR LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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Signature Page Follows

                IN WITNESS WHEREOF, the parties hereto have caused this Subordination and Intercreditor Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

U-C HOLDINGS, L.L.C., a Delaware limited liability company

By: Willis Stein & Partners, L.P.
Its: Managing Member

By: Willis Stein & Partners, L.L.C.
Its: General Partner

	By:	/s/ Avy H. Stein
Name: Avy H. Stein
Title: Managing Director

BORROWER:

CTN MEDIA GROUP, INC., a Delaware corporation

By:	/s/ Neil H. Dickson
Name:	Neil H. Dickson
Its:	Chief Operating Officer

SENIOR LENDER:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Senior Lender

By:	/s/ Charles Corbisicro
Name:	Charles Corbisicro
Its:	Vice President

(SIGNATURE PAGE TO SUBORDINATION AND INTERCREDITOR AGREEMENT)

Agreed to and acknowledged by

on this         day of February, 2002:

/s/ Daniel D. Davenport
Daniel D. Davenport